                                                                   Exhibit 10.8


--------------------------------------------------------------------------------

                            PACIFIC TOWERS ASSOCIATES

                                  STANDARD FORM

                                  OFFICE LEASE

LANDLORD:              PACIFIC TOWERS ASSOCIATES,
                       a California Limited Partnership

TENANT: NETGATEWAY, Inc., a Nevada corporation
       ---------------------------------------------------------------------

Dated for reference purposes as of: June 26, 1998
                                   -----------------------------------------

--------------------------------------------------------------------------------

                     PACIFIC TOWERS ASSOCIATES OFFICE LEASE
                             Basic Lease Information

Lease Date                               June 26, 1998
Tenant                                   NETGATEWAY, INC., a Nevada Corporation
        Address                          300 Oceangate, Suite 500
                                         Long Beach, CA 90802
        Contact Person
                                         ---------------------------------------
        Telephone
                                         ---------------------------------------

Landlord                                 PACIFIC TOWERS ASSOCIATES,
                                         a California Limited Partnership
        Address                          200 Oceangate, Suite 310
                                         Long Beach, CA 90802
        Contact Person                   Building Manager
        Telephone                        (562) 435-8200

Building                                 ARCO Center
Building Rentable Area                   436,596 rentable square feet
Premises                                 300 Oceangate
        Suite                            500
        Floor(s)                         a portion of fifth floor
        Rentable Area                    4,140 rentable square feet

Term                                     3 years with one three-year option to
                                         extend
        Commencement Date                July 10, 1998
        Expiration Date                  July 9, 2001

Annual Base Rental                       Months 1-12:  $1.29 per rentable sq.
                                                       ft. per month
                                         Months 13-24: $1.34 per rentable sq.
                                                       ft. per month
                                         Months 25-36: $1.40 per rentable sq.
                                                       ft. per month
Tenant's Share (of Increased
  Operating Expenses and Taxes)          0.95%

Excess Taxes Factor (See P.4.1(d))       Landlord's taxes calculated for the
                                         1998 Calendar Year

Excess Expenses Factor (See P.4.1(g))    Landlord's 1998 annual expenses

Use                                      General office purposes

Security Deposit                         One month's rent equal to rent for last
                                         month of term
Parking
        Number of Stalls                 4 per 1000 rentable square feet of
                                         premises
        Rent Per Stall                   Market rate - see Exhibit D

PACIFIC TOWERS ASSOCIATES,
   a California Limited
      Partnership

By:     SIC - Long Beach
               a California Limited
               Partnership, Its General
               Partner

By:     The Swig Company, a California
        Corporation, Its General
        Partner


/s/ Jeanne Wye
-----------------------------------------

NETGATEWAY, INC., a Nevada corporation


By: /s/ David Bassett - Parkins
    -------------------------------------
        Title: C.O.O.
               -------------------------
        David Bassett - Parkins


By: /s/ Donald M. Corliss, Jr.
    -------------------------------------
        Title: President
               -------------------------
        Donald M. Corliss, Jr.

                                                                                 Page
Article                                       Description                       Number

 1.  Premises                                                                     1
 2.  Term                                                                         1
 3.  Rent; Additional Charges                                                     2
 4.  Additional Charges for Increased Operating Expenses and Taxes                2
 5.  Terms of Payment                                                             5
 6.  Construction of the Building and Premises                                    5
 7.  Conduct of Business by Tenant                                                6
 8.  Alterations and Tenant's Property                                            6
 9.  Repairs                                                                      8
10.  Liens                                                                        8
11.  Compliance with Laws and Insurance Requirements                              8
12.  Subordination                                                                9
13.  Inability to Perform                                                         9
14.  Destruction                                                                 10
15.  Eminent Domain                                                              11
16.  Assignment                                                                  11
17.  Utilities                                                                   13
18.  Default                                                                     15
19.  Indemnity                                                                   17
20.  Tenant's Insurance                                                          17
21.  Limitation of Landlord's Liability                                          17
22.  Access to Premises                                                          17
23.  Notices                                                                     18
24.  No Waiver                                                                   18
25.  Tenant's Certificates                                                       18
26.  Rules and Regulations                                                       19
27.  Tax on Tenant's Personal Property and Overstandard Tenant Improvements      19
28.  Security Deposit                                                            19
29.  Authority                                                                   20
30.  Miscellaneous                                                               20

EXHIBIT A -- Floor Plan
EXHIBIT B -- Work Agreement
EXHIBIT C -- Rules & Regulations
EXHIBIT D -- Parking

                                  OFFICE LEASE

This lease is made and entered into this 26th day of June, 1998, by and between Pacific Towers Associates, a California Limited Partnership (herein called "Landlord"), and NETGATEWAY, Inc., a Nevada Corporation (herein called "Tenant").

                                   WITNESSETH:

Landlord and tenant hereby covenant and agree as follows:

1.    PREMISES

      1.1 Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (herein called the "Premises") in the building specified in the Basic Lease Information attached hereto (herein called the "Building") comprising the area substantially as shown on the floor plan or plans attached hereto as Exhibit A. The Premises are located on the floor(s) of the Building that is (are) specified in the Basic Lease information. The term "Building" includes the entire complex consisting of two office buildings and a parking garage currently known as the Arco Center and the land and improvements surrounding the complex and designated from time to time by Landlord as land or common areas appurtenant to the complex together with utilities, facilities, drives, walkways and other amenities appurtenant to or servicing the complex.

      1.2 As used herein, the term "rentable area" shall be computed in accordance with the modified standards of the Building Owners and Managers Association (BOMA) as follows: The rentable area of a floor shall be computed by measuring to the inside surface of the exterior glass building surface excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. The rentable area of an office on the floor shall be computed by multiplying the usable area of the office by the quotient of the division of the rentable area of the floor by the usable area of the floor.

      1.3 Landlord hereby reserves the right from time to time to relocate Tenant to another part of the Building prior to or during the Term, as hereinafter defined, so long as (a) the number of square feet so substituted equals or exceeds the number of square feet in the Premises and (b) Landlord pays Tenant's reasonable costs of relocation including preparation of the Premises for occupancy. Landlord shall not have any other liability with respect to any such relocation.

2.    TERM

      2.1 The Premises are leased for a term (herein called the "Term") to commence and end on the dates respectively specified in the Basic Lease Information, unless the Term shall sooner terminate as hereinafter provided. If, on or prior to the date set forth in the Basic Lease Information for the commencement of the Term, Landlord fails to deliver possession of the Premises, either (a) because Landlord's Work (as hereinafter defined in Article 6 hereof) shall not have been substantially completed, or (b) because a previous occupant is holding over, or (c) because of any other cause or reason beyond the reasonable control of Landlord, then the following provisions shall apply: (i) the Term shall not commence on the date set forth above but shall, instead, commence on a date fixed by Landlord in a notice to Tenant, which notice shall state that the Premises are, or prior to the commencement date fixed in such notice will be, substantially completed and ready for occupancy by Tenant; (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by such failure to deliver possession, except that the Term shall begin as provided in clause (i) above; (iii) Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of the Premises on the date originally fixed therefor; and (iv) in no event shall the expiration date of the Term be extended beyond the date specified in the

Basic Lease Information.

      2.2 The dates upon which the Term shall commence and terminate pursuant to this Article 2 are herein called the "Commencement Date" and the "Expiration Date," respectively.

      2.3 Notwithstanding anything to the contrary herein contained, in the event that the Term shall not have commenced on or before such date as shall be 2 months from the date of this Lease, then this Lease shall be automatically terminated without any further act of either party hereto and both parties hereto shall be released from all obligations hereunder.

3.    RENT; ADDITIONAL CHARGES

      3.1 Tenant shall pay to Landlord during the Term the Annual Base Rental specified in the Basic Lease Information (herein called the "Rent"), which sum shall be payable by Tenant in equal consecutive monthly installments on or before the first day of each month, in advance, at the address specified for Landlord in the Basic Lease Information, or such other place as Landlord shall designate, without any prior demand therefor and without any deductions or set-off whatsoever. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.

      3.3 Tenant shall pay to Landlord all charges and other amounts required under this Lease as additional rent hereunder (herein called "Additional Rent"), including, without limitation, any increase in the Rent resulting from the provisions of Article 4 hereof. All such amounts and charges shall be payable to Landlord at the place where the Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Rent.

4.    ADDITIONAL CHARGES FOR INCREASED OPERATING EXPENSES AND TAXES

      4.1 For purposes of this Article 4, the following terms shall have the meanings hereinafter set forth:

            (a) "Tenants Share" shall mean the percentage figure so specified in the Basic Lease Information. Tenant's Share has been computed by dividing the rentable area of the Premises by the total rentable area of the office space in the Building. In the event that either the rentable area of the Premises or the total rentable area of the office space of the Building is changed, Tenant's Share will be appropriately adjusted, and, as to the Tax Year or Expense Year (as said terms are hereinafter defined) in which such change occurs, for purposes of this Article 4, Tenant's Share shall be determined on the basis of the number of days during such Tax Year and Expense Year at each such percentage.

            (b) "Tax Year" shall mean each twelve (12) consecutive month period commencing January 1st of each year during the Term, including any partial year during which the Lease may commence, provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Share of Excess Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Year involved in any such change.

            (c) "Real Estate Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Building or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease, Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes.

            (d) "Excess Taxes" with respect to any Tax Year shall mean the amount, if any, by which Real Estates Taxes for such Tax Year exceed or are less than the amount set forth in the Basic Lease Information.

            (e) "Expense Year" shall mean each twelve (12) consecutive month period commencing January 1st of each year during the Term, including any partial year during which the Lease may commence, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Excess Expenses (as hereinafter defined) shall be equitably adjusted for the Expense Years involved in any such change.

            (f) "Expenses" shall mean the total cost and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the office space and the common areas of the Building, including, without limitation, (i) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (ii) the cost of repairs and general maintenance cleaning, (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake and other insurance, (iv) wages, salaries and other labor costs, including taxes, insurance, retirement, medical and other employee benefits, (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Building, (vi) the cost of supplying, replacing and cleaning employee uniforms, (vii) the fair market rental value of Landlord's and the property manager's offices in the Building, (viii) the cost of any capital improvements made to the Building after completion of its construction as a labor-saving device or to effect other economies in the operation or maintenance of the Building, or made to the Building after the date of this Lease, that are required under a governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof were obtained, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of fifteen percent (15%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, and (ix) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, and repairing the Building. For purposes of computing Tenant's Additional Charges pursuant to this Article 4, Expenses for the entire Building that are not, in Landlord's sole discretion, allocable or chargeable solely to either the office or retail space of the Building shall be allocated between and charged to the office and retail space of the Building on an equitable basis as determined by Landlord. Expenses shall be adjusted to reflect a ninety-five percent (95%) occupancy of the Building during any period in which the Building is not at least ninety-five percent (95%) occupied.

            (g) "Excess Expenses" with respect to any Expense Year shall mean the amount, if any, by which Expenses for such Expense Year exceed the amount set forth in the Basic Lease Information.

      4.2 Tenant shall pay to Landlord as Additional Charges one twelfth (1/12th) of Tenant's Share of the Excess Taxes of each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates one time per year. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year, and Tenant's Share, if any, of Excess Taxes. If the actual Excess Taxes for such Tax Year exceed the estimated Excess Taxes paid by Tenant for such Tax Year, Tenant shall pay to to Landlord the difference between the amount paid by Tenant and the actual Excess Taxes within 30 days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Excess Taxes for such Tax Year, such excess shall be credited against the next installment of Excess Taxes due from Tenant to Landlord hereunder.

      4.3 Tenant shall pay to Landlord as Additional Charges one twelfth (1/12th) of Tenant's Share of the Excess Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for the Base Expense Year and such Expense Year, and Tenant's Share, if any, of Excess Expenses. If the actual Excess Expenses for such Expense Year exceed the estimated Excess Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Excess Expenses within 30 days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Excess Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Excess Expenses due from Tenant to Landlord hereunder.

      4.4 If the Expiration Date fixed for this Lease shall occur on a date other than the end of a Tax Year or Expense Year, Tenant's Share of Excess Taxes, if any, and Excess Expenses, if any, for the Tax Year and the Expense Year in which the Expiration Date falls shall be in the proportion that the number of days from and including the first day of the Tax Year of Expense Year in which the Expiration Date occurs to and including the Expiration Date bears to 365; provided, however, Landlord may, pending the determination of the amount, if any, of Excess Taxes and Excess Expenses for such partial Tax Year and Expense Year, furnish Tenant with statements of estimated Excess Taxes, estimated Excess Expenses, and Tenant's Share of each thereof for such partial Tax Year and Expense Year. Within 30 days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Charges, the amount of Tenant's Share of such Excess Taxes and Excess Expenses. After such Excess Taxes and such Excess Expenses have been finally determined and Landlord's Tax Statement and Landlord's Expense Statement have been furnished to Tenant pursuant to Articles 4.2 and 4.3 hereof, respectively, and if there shall have been an underpayment of Tenant's Share of Excess Taxes or Excess Expenses, Tenant shall remit the amount of such underpayment to Landlord within fifteen (15) days of receipt of such statements, and if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant within fifteen
(15) days of the issuance of such statements.

5.    TERMS OF PAYMENT

      5.1 Except as specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within five (5) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord for Tenant's account pursuant to the provisions of Article 18 hereof; (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 18 hereof; (c) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Rent, any Additional Charges or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law; and (d) all other sums of money (other than Rent) accruing from Tenant to Landlord under the provisions of this Lease. Any sum of money (other than Rent) accruing from Tenant to Landlord pursuant to any provision of this Lease, including, without limitation, the provisions of Exhibit B attached hereto, whether prior to or after the Commencement Date, may, at Landlord's option, be deemed Additional Charges. Tenant's obligations under this Article
5.1 shall survive the expiration or sooner termination of the Term.

      5.2 If Tenant shall fail to pay any Rent or Additional Charges within three (3) days after the date same is due and payable, such unpaid amounts shall be subject to a late payment charge equal to 5% percent of such unpaid amounts in each instance to cover Landlord's additional administrative cost and cost of funds resulting from Tenant's failure. Such late payment charge shall not impair any other remedies available to Landlord.

      5.3 If any of the Rent or Additional Charges payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Rent and/or Additional Charges which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

6.    LANDLORD'S WORK

      6.1 Prior to the Commencement Date, Landlord will perform the work and make the installations in the Premises substantially as set forth in Exhibit B annexed hereto and made a part hereof (such work and installations being herein called "Landlord's Work"). Landlord's obligation to perform Landlord's Work shall not require Landlord to incur overtime costs and expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of material and supplies, and for any other cause or event beyond Landlord's reasonable control. Landlord shall, when construction progress so permits, notify Tenant in advance of the approximate date on which Landlord's Work will be substantially completed in accordance with Exhibit B and will notify Tenant when Landlord's Work is in fact so completed, which latter notice shall constitute delivery of possession of the Premises to

Tenant and notice to Tenant of the Commencement Date pursuant to Article 2.1. If any dispute shall arise as to whether the Premises are substantially completed and ready for Tenant's occupancy, a certificate furnished by Landlord's architect certifying the date of substantial completion shall be conclusive of that fact and date and binding upon Landlord and Tenant. It is understood and agreed by Tenant that any minor changes from any plans or from said Exhibit B that may be necessary during construction of the Building or the Premises shall not affect or change this Lease or invalidate same. It is agreed that by occupying the Premises, Tenant formally accepts same and acknowledges that the Premises are in the condition called for hereunder. Failure of Landlord to deliver possession of the Premises within the time and in the condition provided for in this Lease will not give rise to any claim for damages by Tenant against Landlord or Landlord's contractor.

      6.2 The manner in which the common areas are maintained and operated and the expenditures therefor shall be at the sole discretion of Landlord, and the use of such areas and facilities shall be subject to such rules and regulations as Landlord shall make from time to time. The term "common areas" as used herein shall mean the pedestrian sidewalk, malls, truckways, loading docks, hallways, lobby, corridors, delivery areas, elevators and escalators and stairs not contained in the leased areas, public bathrooms and comfort stations and all other areas or improvements that may be provided by Landlord for the convenience and use of the tenants of the Building and their respective sub-tenants, agents, employees, customers, invitees and any other licensees of Landlord. Landlord reserves the rights, from time to time, to utilize portions of the common areas for entertainment, displays, product shows, the leasing of kiosks or such other uses that, in Landlord's judgment, do not unreasonably interfere with Tenant's use and enjoyment of the Premises.

      6.3 The purpose of attached Exhibit A is to show the approximate location of the Premises in the Building and Landlord hereby reserves the right, at any time and from time to time, to make alterations or additions to the Building and the common areas. Landlord also reserves the right at any time and from time to time to construct other improvements in the Building (including within the common areas) and to enlarge same and make alterations therein or additions thereto.

7.    CONDUCT OF BUSINESS BY TENANT

      7.1 Tenant shall use and occupy the Premises during the Term of this Lease solely for the use specified in the Basic Lease Information and for no other use or uses without the prior written consent of Landlord.

      7.2 Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the use specifically set forth in Article 7.1 hereof, or in any manner that, in Landlord's judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant.

8.    ALTERATIONS AND TENANT'S PROPERTY

      8.1 Tenant shall make no changes or alterations in or to the Premises of any nature without Landlord's prior written approval. Prior to commencing any work in the Premises, Tenant shall submit to Landlord for Landlord's written approval complete drawings, plans and specifications (herein collectively referred to as "Tenant's Plan") for the improvements and installations to be made by Tenant (herein collectively referred to as "Tenant's Work"). Tenant's Plan shall be fully detailed and shall show complete dimensions, shall not be in conflict with Landlord's basic plans for the Building, shall not require any changes in the structure of the Building and shall not be in violation of any laws, orders, rules or regulations of any governmental department or bureau having jurisdiction over the Premises.

            After submission to Landlord of Tenant's Plan, Landlord shall either approve same or shall set forth in writing the particulars in which Landlord does not approve same, in which latter case Tenant shall, within 5 days after Landlord's notification, return to Landlord appropriate corrections thereto. Such corrections shall be subject to Landlord's approval. Tenant shall pay to Landlord, promptly upon being billed and as Additional Charges, any charges or expenses Landlord may incur in reviewing Tenant's Plan. Tenant agrees that any review or approval by Landlord of Tenant's Plan is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

            Tenant further agrees that if Tenant makes any changes in Tenant's Plan subsequent to its approval by Landlord and if Landlord consents to such changes, Tenant shall pay to Landlord all costs and expenses caused by such changes, which Landlord may incur or sustain by reason of delays or changes necessitated in the performance by Landlord of any construction or work it is performing in the Building; it being understood and agreed, however, that Landlord shall have the right to refuse to consent to any such changes. Any charges payable under this Section 8.1 shall be paid by Tenant from time to time under demand as Additional Charges, whether or not the Lease Term shall have commenced.

            Following compliance by Tenant with its obligations under the foregoing sections of this article, Tenant shall timely commence Tenant's Work in order to complete same within a reasonable period of time. Tenant's Work shall be diligently pursued and shall be performed in a good and workmanlike manner.

            Tenant agrees that in the performance of Tenant's Work (i) neither Tenant nor its agents or employees shall interfere with the work being done by Landlord and its agents and employees, (ii) that Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Landlord, its agents and employees, (iii) that the labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord in the Building, it being agreed that if in Landlord's judgment the labor is incompatible Tenant shall forthwith upon Landlord's demand withdraw such labor from the Premises, (iv) that Tenant shall procure and deliver to Landlord workmen's compensation, public liability, property damage and such other insurance policies, in such amounts as shall be reasonably acceptable to Landlord in connection with Tenant's Work, and shall upon Landlord's request cause Landlord to be named as an insured thereunder, (v) that Tenant shall hold Landlord harmless from and against any and all claims arising from or in connection with any act or omission of Tenant or its agents or employees, (vi) that Tenant's Work shall be performed in accordance with the approved Tenant's Plan and in compliance with the laws, orders, rules and regulations of any governmental department or bureau having jurisdiction over the Premises, and (vii) that Tenant shall promptly pay for Tenant's Work in full and shall not permit any lien to attach to the Premises or the Building. As a condition precedent to any such written consent of Landlord, Tenant shall deliver to Landlord written and unconditional waivers of mechanics' and materialmen's liens upon the Building for all work, labor and services to be performed and material to be furnished in connection with proposed alterations.

      8.2 All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, or at the joint expense of Landlord and Tenant, shall be and remain the property of Landlord. Any furnishings and personal property placed in the Premises that are removable without material damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, are herein sometimes called "Tenant's Property." Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord.

      8.3 Any of Tenant's Property remaining on the Premises at the expiration of the Term shall be removed by Tenant at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal. Any of Tenant's Property not removed from the Premises prior to the expiration of the Term shall, at Landlord's option, become the property of Landlord or Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord Landlord's cost of removal and of any repairs in connection therewith within ten (10) days after the receipt of a bill therefor. Tenant's obligation to pay any such costs shall survive any termination of this Lease.

9.    REPAIRS

      9.1 Tenant shall take good care of the Premises and at Tenant's cost and expense shall make all repairs and replacements, as and when Landlord deems necessary, to preserve the Premises in good working order and in a clean, safe and sanitary condition, except that any structural repairs or structural replacements deemed necessary by Landlord shall be made by Landlord on behalf of Tenant and at Tenant's expense. Landlord shall not be liable for and, except as provided in Article 14 hereof, there shall be no abatement of Rent with respect to any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

      9.2 All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, and (d) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. If Landlord gives Tenant notice of the necessity of any repairs or replacements required to be made under Article 9.1 above and Tenant fails to commence diligently to effect the same within 10 days thereafter, Landlord may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith shall be due and payable from Tenant upon demand as Additional Charges; provided that Landlord's making any such repairs or replacements shall not be deemed a waiver of Tenant's default in failing to make the same. Landlord shall operate, maintain and repair the Building in a first class manner.

10.   LIENS

      10.1 Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable to it by Tenant on demand. Any such action by Landlord shall not in any event be deemed a waiver of Tenant's default with respect thereto. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days' prior notice of commencement of any construction on the Premises.

11.   COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

      11.1 Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with all directions, pursuant to law, of all public officers, that shall impose any duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof, except that Tenant shall not be required to make any structural Alterations in order to comply unless such Alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by use or occupancy or manner of use of occupancy of the Premises by Tenant or any such person. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this
Article 11 shall be made in conformity with, and subject to the provisions of,
Article 9.2 hereof.

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                                                                               9


      11.2 Tenant shall not do anything, or permit anything to be done, in or about the Premises which shall (a) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (b) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (d) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

12.   SUBORDINATION

      12.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease and Tenant's tenancy hereunder are and shall be automatically subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Building, (b) the lien of any mortgage, deed or trust or similar security instrument that may now exist or hereafter be executed in any amount for which the Building, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security, provided that the mortgages or beneficiaries named in said mortgages or deeds of trust or other parties secured thereunder shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default, and (c) all renewals, modifications, consolidations, replacements and extensions of any of the foregoing. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminated for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination of any ground lease, underlying lease or lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Upon such attornment this Lease shall continue in full force and effect as a direct Lease between the successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior Lease or the holder of the superior mortgage through or by reason of which the successor Landlord shall have succeeded to the rights of Landlord under this Lease. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with request to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

13.   INABILITY TO PERFORM

      13.1 If, by reason of the occurrence of any of the events of unavoidable delay specified in Article 6.1 hereof, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 17 or of any other Article of this Lease or of any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent or Additional Charges, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant's business, or otherwise. Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

14.   DESTRUCTION

      14.1 If the Premises shall be damaged by fire or other casualty insured against by Landlord's fire and extended coverage insurance policy covering the Building, and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord's expense, shall repair such damage; provided, however, that Landlord shall have no obligation to repair any damage to or to replace Tenant's Property, Alterations or any other property or effects of Tenant. Except as otherwise provided in this Article 14, if the entire Premises shall be rendered untenantable by reason of any such damage, the Rent shall abate for the period from the date of such damage to the date when such damage to the Premises shall have been repaired, and if only a part of the Premises shall be rendered untenantable, the Rent shall abate for such period in the proportion that the rentable area of the part of the Premises so rendered untenantable bears to the total rentable area of the Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable or shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.

      14.2 Notwithstanding the provisions of Article 14.1 hereof, if, prior to or during the Term (a) the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall determine, in its sole discretion, not to restore the Premises, or (b) the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord's option, may give to Tenant, within ninety (90) days after such fire or other casualty, a thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the Expiration Date; and the Rent and Additional Charges shall be apportioned as of such date and any prepaid portion of Rent or Additional Charges of any period after such date shall be refunded by Landlord to Tenant.

      14.3 Landlord shall attempt to obtain and maintain, throughout the Term, in Landlord's property insurance policies, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Landlord's property insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Landlord shall give Tenant notice thereof. In such event, if Tenant agrees, in writing, to reimburse Landlord for such additional premium for the remainder of the Term, Landlord shall require the inclusion of such or similar provisions by Landlord's property insurance carriers. As long as such or similar provisions are included in Landlord's property insurance policies then in force, Landlord hereby waives any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other property that is an insured risk under such policies. In the event that at any time Landlord's property insurance carriers shall not include such or similar provisions in Landlord's property insurance policies, the waivers set forth in the foregoing sentence shall, upon notice given by Landlord to Tenant, be deemed of no further force or effect.

      14.4 Except to the extent expressly provided in Article 14.3 hereof, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers which Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

      14.5 Notwithstanding the provisions of Article 14.1 hereof, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Rent or Additional Charges by reason of such damages, unless Landlord is reimbursed for such abatement of Rent or Additional Charges pursuant to any rental insurance policies that Landlord may, in its sole discretion, elect to carry.

      14.6 The Provisions of this Lease, including this Article 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or any other portion of the Building, and any statute or regulation of the State of California, including, without limitations, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of any express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

15.   EMINENT DOMAIN

      15.1 If all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking. If a part of the Premises is so condemned or taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting or dispossession will occur. If such portion of the Premises is taken so as to render the remaining portion untenantable and unusable by Tenant, this Lease may be terminated by Tenant as of the earlier of the date of the vesting of title or the date of dispossesion of Tenant as a result of such condemnation or taking, by written notice to Landlord within sixty (60) days following notice to Tenant of the date on which said vesting or dispossession will occur.

      15.2 Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of personal property and fixtures belonging to Tenant.

      15.3 In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, the Rent and Additional Charges shall abate in proportion to the portion of the Premises taken by such condemnation or other taking.

      15.4 If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease; provided, however, the Rent and Additional Charges shall abate during such limited period in proportion to the portion of the Premises that is rendered untenantable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking.

16.   ASSIGNMENT

      16.1 Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than

Tenant or sublet the Premises (collectively, "Sublease") or any portion thereof without Landlord's prior written consent in each instance.

      16.2 If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain
(a) the name of the proposed assignee, subtenant or occupant, (b) the nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises, (c) the portion(s) (including all) of the Premises to be subject to such Assignment or Sublease and the other terms and provisions of the proposed Assignment or Sublease, and (d) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

      16.3 At any time within sixty (60) days after Landlord's receipt of the notice specified in Article 16.2 hereof, Landlord may by written notice to Tenant elect to (a) Sublease itself the portion of the Premises specified in Tenant's notice or any portion thereof, (b) take an Assignment of Tenant's leasehold estate specified in Tenant's notice hereunder, or any portion thereof,
(c) terminate this Lease as to the portion (including all) of the Premises that is specified in Tenant's notice, with a proportionate abatement in the Rent, (d) consent to the Sublease or Assignment, or (e) disapprove the Sublease or Assignment. In the event Landlord elects to Sublease or take an Assignment from Tenant as described in subsections (a) and (b) above, the rent payable by Landlord shall be the lower of that set forth in Tenant's notice or the Rent payable by Tenant under this Lease at the time of the Assignment or Sublease (or a proportionate amount thereof representing the portion of the Premises subject to the Assignment or Sublease, if less than the entire Premises is subject to the Assignment or Sublease). In the event Landlord elects any of the options set forth in subsections (a), (b) and (c) above, with respect to a portion of the Premises, (i) Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities, and
(ii) Landlord shall have the right to use such portion of the Premises for any legal purpose in its sole discretion and the right to further assign or sublease the portion of the Premises subject to Landlord's election without the consent of Tenant. If Landlord consents to the Sublease or Assignment within said sixty
(60) day period, Tenant may thereafter within ninety (90) days after Landlord's consent, but not later than the expiration of said ninety (90) days, enter into such Assignment or Sublease of the Premises or portion thereof, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Article 16.2 hereof; provided that if any amounts are payable to Tenant in consideration of Tenant's entering into such Sublease or Assignment or as rent thereunder, Tenant shall pay to Landlord monthly during the term of such Sublease or Assignment as Additional Rent an amount equal to any amount by which the total of all such amounts payable to Tenant exceeds the monthly Rent then otherwise in effect under the Lease.

      16.4 No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this
Article 16 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

      16.5 Any sale or other transfer, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the partnership interests in Tenant, if Tenant is a partnership, shall be an Assignment for purposes of this Article 16. As used in this Article 16.5, the term "Tenant" shall also mean any entity which has guaranteed Tenant's obligations under this Lease, and the prohibition hereof shall be applicable to any sales or transfers of the stock or partnership interests of said guarantor.

      16.6 Each assignee, sublessee, or other transferee, other than Landlord, shall assume, as provided in this Article 16.6, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Article 16.6, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

      16.7 In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

      16.8 If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as co-partners of a partnership) pursuant to this article (any such partnership and such persons are referred to in this section as "Partnership Tenant"), the following provisions of this section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this Lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and to all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this section).

17.   UTILITIES

      17.1 As long as Tenant is not in default in the performance of its obligations under this Lease, Landlord shall furnish to the Premises during the period from 8:00 a.m. to 6:00 p.m., Monday through Friday, except for New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in the area where the Building is located, and subject to rules and regulations from time to time established by Landlord: (a) heating, air conditioning and ventilation in amounts required, in Landlord's reasonable judgment, for the use and occupancy of the Premises, (b) freight and passenger elevator service, (c) electric current in amounts required for normal lighting by building standard overhead fluorescent fixtures and for normal fractional horsepower office machines, and (d) water for lavatory and drinking purposes. It is understood that such freight and passenger elevator service, electric current and water will be available twenty-four (24) hours a day, subject to Articles 17.2, 17.3 and 17.4 hereof. Landlord shall provide janitorial service five days per week generally consistent with that furnished in other first-class office buildings in the area in which the Building is located, and window washing as determined by Landlord. Anything contained herein to the contrary notwithstanding, Tenant shall not permit the electrical current for the lighting devices located upon the Premises, including, without limitation, building standard lighting fixtures, non-building standard lighting fixtures and task lighting, to at any time exceed an average of 2.2 watts per Gross Square Foot of Conditioned Floor Area (as said term is defined in the California Administrative Code, Title 24, Part 6, Division T-20, Chapter 2, Subchapter 4) of the Premises.

      17.2 Landlord may impose a reasonable charge and establish reasonable rules and regulations At Tenant's request, Landlord shall provide a schedule of after-hours charges. Any increases shall be limited to actual increases experienced by Landlord. for the use of any heating, air conditioning, ventilation or electric current by Tenant at any time other than during the hours set forth in Article 17.1, and for the usage of any additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant's business (including the operation of Tenant's business other than from 8:00 a.m. to 6:00 p.m., Monday through Friday) and the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord's normal cleaning of the Premises. Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, for storage or as a mail room or storage room or for similar purposes or as a lavatory other than the lavatory rooms shown on Exhibit A attached hereto.

      17.3 Landlord shall not be liable for any interruption in or failure to furnish any services or utilities when such interruption or failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, the making of repairs, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, steam, water, electricity, labor or other supplies or by any other condition beyond Landlord's reasonable control, including, without limitation, any governmental energy conservation program, and Tenant shall not be entitled to any damages resulting from such failure nor shall such failure relieve Tenant of the obligation to pay the full Rent and Additional Charges reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant. In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or in the event Landlord is required or elects to make alterations to any part of the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Building. Such compliance and the making of such alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent and Additional Charges reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.

      17.4 Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines and machines using current in excess of 110 volts or that will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purposes of using electric current or water. If Tenant shall utilize such excess electric current, Landlord shall have the right to install an electric current meter in the Premises to measure the amount of electric current consumed on the Premises. The cost of any such meter and separate conduit, wiring or panel requirements and the installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to reimburse Landlord promptly upon demand therefor by Landlord for all such excess electric current as shown by said meter, at the rates charged for such services by the city in which the Building is located or the local public utility furnishing the same, plus any additional expense incurred in keeping the account of the electric current so consumed. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation systems is affected as a result of (a) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (b) the occupancy of the Premises by more than two persons per one hundred seventy-five (175) square feet of rentable area therein, or (c) an electrical load in excess of four watts per square foot of rentable area of the Premises, Landlord shall have the right to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord as Additional Rent hereunder upon demand by Landlord. In addition, Tenant shall be responsible for any HVAC problems that occur in the Premises or the Building as a result of occupancy by more than 1 person per 175 rentable square feet of space or as a result of an electrical load in excess of three watts per rentable square foot of Premises.

18.   DEFAULT

      18.1 Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

            (a) Nonpayment of Rent. Failure to pay an installment of Rent or Additional Charges due and payable hereunder, upon the date when said payment is due, such failure continuing for a period of three (3) business days after written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than twice during the Term, the third such non-payment constituting default without requirement of notice;

            (b) Other obligations. Failure to perform any obligations, agreement or covenant under this lease other than those matters specified in subparagraph (a) of this Article 18.1, such failure continuing for ten
      (10) business days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default), provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured;

            (c) Abandonment. Vacation or abandonment of the Premises together with non-payment of rent for a continuous period in excess of five (5) business days. Tenant waives any right to notice Tenant may have under
      Section 1951.3 of the Civil Code of the State of California, the terms of this subparagraph (c) being deemed such notice to Tenant as required by said Section 1951.3;

            (d) General Assignment. A general assignment by Tenant for the benefit of creditors;

            (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of ten (10) business days;

            (f) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof;

            (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

            (h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within ten (10) days after the commencement of any proceeding against Tenant seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

      18.2 Upon the occurrence of any event of default by Tenant which is not cured by Tenant within the grace periods specified in Article 18.1 hereof, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord in law or equity:

            (a) The rights and remedies provided by California Civil Code
      Section 1951.2, including but not limited to the right to terminate Tenant's right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

            (b) The rights and remedies provided by California Civil Code
      Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this subsection (b) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an Assignment of this Lease or a Sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon the Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession;

            (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

            (d) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and at such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, (i) Tenant shall be immediately liable for payment to Landlord of, in addition to indebtedness other than Rent and Additional Charges due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Rent and Additional Charges for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Rent and Additional Charges for the Premises for such period, or (ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Rent and Additional Charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional Charges as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under clause (ii) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Article 18.2 (d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

            (e) The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Article 18.2(d) hereof; and

            (f) The right, without notice, to remedy default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Landlord with respect to such default.

19. INDEMNITY

      19.1 Tenant agrees to indemnify Landlord and save Landlord harmless from any and all loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable counsel fees, incurred in connection with or arising from any cause whatsoever in or about the Premises, including, without limiting the generality of the foregoing, (a) any default by Tenant in the observance or performance of any of the items, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, or (c) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (d) any acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Premises or the building, either prior to, during, or after the expiration of, the Term including, without limitation, any acts, omissions or negligence in the making or performing of any alterations. Tenant further agrees to indemnify and save harmless Landlord, Landlord's agents, and the lessor under all ground or underlying leases, from and against any and all loss, cost, liability, damage and expense including, without limitation, reasonable counsel fees, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence.

20. TENANTS INSURANCE

      20.1 Tenant shall procure at its cost and expense and keep in effect during the Term comprehensive general liability insurance including contractual liability with a minimum combined single limit of liability of two million dollars ($2,000,000). Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Article 20.1 shall in no way limit Tenant's liability under any of the other provisions of this Article 20.

21. LIMITATION OF LANDLORD'S LIABILITY

      21.1 Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or for any damage or loss of property within the Premises from any causes whatsoever, including theft.

22. ACCESS TO PREMISES

      22.1 Upon reasonable notice to Tenant, Landlord reserves and shall at all times have the right to enter the Premises at all reasonable times to inspect same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent or Additional Charges, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenants business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building.

23. NOTICES

      23.1 Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or delivered personally, (a) to Tenant (i) at Tenant's address set forth in the Basic Lease Information, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Building if sent subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord's address set forth in the Basic Lease Information, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article 23.1. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed as provided in this Article 23 sent by registered or certified mail, or upon the date personal delivery is made. If Tenant is notified of the Identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy available to it.

24. NO WAIVER

      24.1 No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Rent or Additional Charges during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Rent and Additional Charges then due under this Lease shall be deemed to be other than on account of the first items of such Rent and Additional Charges then accruing or becoming due, unless Landlord elects otherwise; and no endorsement or statement on any check and no letter accompanying any check or other payment of Rent or Additional Charges in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or Additional Charges or to pursue any other legal remedy.

25. TENANTS CERTIFICATES

      25.1 Tenant, at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Real Property, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Expiration Dates of this Lease,
(c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Rent and Additional Charges and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this
Article 25.1 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or mortgagee of any part of the real property.

26. RULES AND REGULATIONS

      26.1 Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit C and all modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control. Landlord shall enforce all such rules and regulations in a non-discriminatory manner.

27. TAX ON TENANTS PERSONAL PROPERTY AND OVERSTANDARD TENANT IMPROVEMENTS

      27.1 prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the portion thereof resulting from said increase in assessment.

      27.2 Tenant shall pay to Landlord, upon written demand, such portion of all real estate taxes levied or assessed against Landlord that are attributable to the value of the Tenant improvements placed in the Premises in excess of the value of the Building Standard Work (as defined in Exhibit B attached hereto) for the Premises. If the assessing authority allocated a specific value to said over-building standard tenant improvements of Tenant, the amount payable by Tenant shall be the tax attributable to such specific value. If the assessing authority does not allocate a specific value to said over-building standard tenant improvements of Tenant, the amount payable by Tenant pursuant to this
Article 27.2 shall be an amount equal to the total tax assessed against improvements that include said Tenant improvements multiplied by a fraction, the numerator of which is the cost of said over-building standard tenant improvements in excess of the cost of the Building Standard Work for the Premises and the denominator of which is the total cost of the improvements covered by assessment.

      27.3 The portion of real estate taxes payable by Tenant pursuant to
Article 27.1 and .27.2 hereof and by other tenants of the Building pursuant to similar provisions in their leases shall be excluded from Real Estate Taxes for purposes of computing the Additional Charges to be paid under Article 4 hereof.

28. SECURITY DEPOSIT

      28.1 By execution of this Lease, Landlord acknowledges receipt of Tenant's security deposit for the faithful performance of all terms, covenants and conditions of this Lease. The sum of the security deposit is specified in the Basic Lease Information. Tenant shall also pay such reasonable additional security deposit that Landlord may require for the issuance of each "key card" Landlord may issue to Tenant. Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the events of default described in Article 18 hereof, apply the security deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will within thirty (30) days following the termination hereof return said sum to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term. Should Landlord use any portion of the security deposit to cure any default by Tenant hereunder, Tenant shall forthwith replenish the security deposit to the original amount. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Upon the occurrence of any of the events of default described in Article 18 hereof, the security deposit shall become due and payable to Landlord to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such event of default.

29. AUTHORITY

      29.1 If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

30. MISCELLANEOUS

      30.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

      30.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, upon the sale, assignment or transfer by the Landlord named herein (or by any subsequent landlord) of its interest in the Building as owner or lessee, including any transfer by operation of law, the Landlord (or subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee, who, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities. A lease of the entire Building to a person other than for occupancy thereof shall be deemed a transfer within the meaning of this Article 30.2

      30.3 If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

      30.4 This Lease shall be construed and enforced in accordance with the laws of the State of California.

      30.5 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      30.6 This instrument, including the Exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

      30.7 The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Building and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

      30.8 In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable counsel fees.

      30.9 Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Article 9 hereof, ordinary wear and tear and the provisions of Article 14 excepted.

      30.10 Upon Tenant paying the Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 12 hereof.

      30.11 Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent or Additional Charges under this Lease, result in any liability of Landlord or Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

      30.12 Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at one hundred twenty-five percent (125%) of the Rent herein specified (prorated on a monthly basis), unless Landlord shall specify a different rent in its sole discretion, together with an amount estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to reenter the Premises as provided in Article 18 hereof.

      30.13 Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

      30.14 The Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, age, handicaps, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, subtenants, sublessees or vendees in the Premises herein leased.

      30.15 Tenant shall look only to Landlord's estate in the Building for the satisfaction of Tenant's remedies or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

      30.16 If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

PACIFIC TOWERS ASSOCIATES,
a California Limited Partnership             NETGATEWAY, Inc.

By:  SIC-Long Beach, a California            By: /s/ [Illegible]
     Limited Partnership, General Partner        -------------------------------
                                             Its: C.O.O.
     By: The Swig Company, a California           ------------------------------
     Corporation, General Partner
                                             By: /s/ [Illegible]
          By: /s/ Jeanne Wye                     -------------------------------
             ----------------------          Its: President
          Its: President                          ------------------------------
              ---------------------

                            PACIFIC TOWERS ASSOCIATES

                           STANDARD FORM OFFICE LEASE

                                    EXHIBIT A

                                   FLOOR PLAN

                                   EXHIBIT A

                              [FLOOR PLAN OMITTED]

                            PACIFIC TOWERS ASSOCIATES

                           STANDARD FORM OFFICE LEASE

                                    EXHIBIT B

                                 WORK AGREEMENT

                               SEE LEASE ADDENDUM

--------------------------------------------------------------------------------

                                                                              C1


                           PACIFIC TOWERS ASSOCIATES

                           STANDARD FORM OFFICE LEASE

                                   EXHIBIT C

                             RULES AND REGULATIONS

      1. BUILDING RULES AND REGULATIONS

            (a) The sidewalks, halls, passages, exits, entrances, elevators, shopping areas, escalators and stairways of the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, shopping areas, escalators and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such person are engaged in illegal activities. Tenant shall not go upon the roof of the Building, except in areas that Landlord may designate as "common areas" from time to time.

            (b) No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

            (c) The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

            (d) Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the

                                                                              C2


purpose of cleaning the Premises or any portion of the Building. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitorial service will not be furnished on nights when rooms are occupied after 9:30 P.M. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

            (e) Landlord will furnish Tenant with two (2) keys to the Premises, free of charge. No additional locking devices shall be installed without the prior written consent of Landlord. Landlord may impose a reasonable charge for any additional lock or any bolt installed on any door of the Premises without the prior consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises.

            (f) The freight elevator shall be available for use by Tenant, subject to such reasonable scheduling as Landlord shall deem appropriate. The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects, Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining Tenant's property shall be repaired at the expense of Tenant.

            (g) Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business in the Building.

            (h) Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Saturdays, Sundays, and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, dot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may deem appropriate, including closing doors.

                                                                              C3


            (i) The directory of the Building will be provided for the display of the name and location of tenants and a reasonable number of the principal officers and employees of tenants, and Landlord reserves the right to exclude any other names therefrom. Any additional name that Tenant shall desire to place upon the directory must first be approved by Landlord and, if so approved, a charge will be made therefor.

            (j) No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord's standard window covering and shall in no way be visible from the exterior of the Building.

            (k) Tenant shall not obtain for use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

            (l) Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

            (m) The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant's misuse thereof shall be paid by Tenant.

            (n) Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or mail area adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employees or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the complex, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's lease.

            (o) Tenant shall not install any radio or television antenna, loudspeaker, or other device on the root or exterior walls of the Building.

                                                                              C4


            (p) Tenant shall not use in any space, or in the common areas of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicle of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

            (q) Tenant shall store all its trash and garbage within the Premises until removal of same to such location in the Building as' may be designated from time to time by Landlord. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Long Beach without being in violation of any law or ordinance governing such disposal.

            (r) All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such time as Landlord shall designate. In its use of the loading areas on the first basement floor, Tenant shall not obstruct or permit the obstruction of said loading areas, and at no time shall Tenant park vehicles therein except for loading and unloading.

            (s) Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Tenant shall cooperate to prevent same.

            (t) Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord's judgment to prevent overloads of the mechanical or electrical systems of the Building.

            (u) Landlord reserves the right to select the name of the Building and to make such change or changes of name as it may deem appropriate from time to time, and Tenant shall not refer to the Building by any name other than: (1) the name selected by Landlord (as same may be changed from time to time), or
(if) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.

            (v) The requirements of Tenant will be attended to only upon application by telephone or writing or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

            (w) Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

                                                                              C5


            (x) Wherever the word "Tenant" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, employees and visitors. Wherever the word "Landlord" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, employees and visitors.

            (y) These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or pail, the terms, covenants, agreements and conditions of any lease of premises in the Building.

            (z) Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

      2. PARKING RULES AND REGULATIONS

      Tenant and its agents, employees, invitees and other authorized users (collectively "Authorized Users") shall strictly comply at all times with the following rules and regulations in their use of the Arco Center parking facilities.

            (a) Tenant and its Authorized Users shall not park vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building.

            (b) Tenant and Authorized Users shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks; said vehicles shall be subject to towing. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

            (c) Cars must be parked entirely within the stall lines painted on the floor.

            (d) All directional signs and arrows must be observed.

            (e) The speed limit shall be 5 miles per hour.

            (f) Parking is prohibited, unless a floor parking attendant approved by Landlord directs otherwise:

                  (i) In areas not striped for parking

                  (ii) In aisles;

                                                                              C6


                  (iii) Where "No Parking" or "Handicap" signs are posted;

                  (iv) On ramps;

                  (v) In crosshatched areas; or

                  (vi) In such other areas as may be designated by Landlord, its agent, lessee or licensee.

            (g) Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferrable, and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or Authorized Users of $35.00 for loss of any magnetic parking card or other parking identification device. Tenant acknowledges that Tenant shall not be entitled a greater number of parking stickers or other devices or forms of identification than parking privileges allotted to Tenant

            (h) Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

            (i) Every Authorized User is requested to park and lock his own car. All responsibility, for damage to cars is assumed by Authorized Users. Tenant shall repair or cause to be repaired at its sole cost and expense any and a1l damage to the Building parking facility or any part thereof caused by Tenant or its Authorized Users or resulting from vehicles of Authorized Users.

            (j) Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately. Any parking identification devices found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices previously reported and then found must be reported found to the office of the garage immediately.

            (k) Spaces are for the express purpose of one automobile per space unless a floor parking attendant approved by Landlord directs otherwise. Washing, waxing, cleaning or servicing of any vehicle by the Authorized Users and/or his agents is prohibited.

            (1) The garage management reserves the right to refine the issuance of monthly stickers or other parking identification devices to any Tenant, Authorized Users, or person and/or his agents or representatives who willfully refuse to comply with the above Rules and Regulations or any city, state or federal ordinance, law or agreement.

                                                                              C7


            (m) Authorized Users shall not load or unload in areas other than those designated by Landlord for such activities.

            (n) Authorized Users and unauthorized users parked in prohibited areas are subject to towing at their own expense.

            (o) Landlord reserves the right to revoke parking privileges for vehicles creating or causing a nuisance, as such shall be determined by Landlord in Landlord's sole discretion.

                                                                              D1


                           PACIFIC TOWERS ASSOCIATES

                           STANDARD FORM OFFICE LEASE

                                   EXHIBIT D

                               PARKING AGREEMENT

The undersigned, as Landlord and Tenant respectively, are executing, simultaneously with this Parking Agreement, a written Lease covering Premises as described in the Lease and hereby attach this Parking Agreement to said Lease as Exhibit D thereto.

      Landlord shall make available to Tenant the right to park in the Building (on a self-parking basis or on such other basis as may be presently in effect as determined by the operator of the parking facilities of the Building) throughout the Term of this Lease up to at least the number of parking spaces specified in the Basic Lease Information. Said parking shall be on a non-reserved basis unless otherwise specified. Tenant must specify in writing to Landlord no later than the commencement of the Term of this Lease the number of parking spaces desired by Tenant during the Term of this Lease. Tenant shall pay to Landlord at the beginning of the Lease Term the monthly amount specified in the Basic Lease Information per parking space, and thereafter the then current fair market rental as defined below. In the event that Tenant elects at any time not to utilize its full parking allowance, Landlord shall have the right to make such unused spaces available to other tenants of the Building and Tenant's allowance of parking spaces shall be reduced accordingly. Landlord shall individually contract with Tenant or Tenant's employees for the parking spaces referred to above, The "fair market rental" for parking in the Building for those spaces that Tenant elects to utilize shall be that rent which is reasonably determined in good faith by Landlord to be the then current fair market rental rate for such spaces giving consideration to the parking charges for similar space in buildings within the same community boundaries as the Building.

PACIFIC TOWER ASSOCIATES, a
California Limited Partnership

By: SIC - Long Beach, a California
    Limited Partnership, General Partner

By: The Swig Company, a California
    Corporation, General Partner

By: /s/ [Illegible]
   ------------------------------------
Title: President
      ---------------------------------


NETGATEWAY, INC., a Nevada corporation

By: /s/ [Illegible]
   ------------------------------------
Title: C.O.O.
      ---------------------------------

By: /s/ [Illegible]
   ------------------------------------
Title: President
      ---------------------------------
      Tenant

If Tenant is a corporation, this Lease must be executed by (1) the Chairman, President, or Vice-President and (2) the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant
Treasurer.